SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 27, 2008

FUSHI COPPERWELD, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of
incorporation or organization)

0-19276	13-3140715
(Commission File Number)	(I.R.S. Employer Identification
Number)

1 Shuang Qiang Road
Jinzhou, Dalian, People’s Republic of China
(Address of principal executive offices)

116100
(Zip Code)

(011)-86-411-8770-3333
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2008 Fushi Copperweld, Inc. (the “Company”), entered into a Separation Agreement with Chris Finley providing for Mr. Finley to move from his former position as Chief Operating Officer to that of a consultant to the Company for an initial term of one year.

Item 8.01. Other Events.

As of May 27, 2008, Dwight Berry joined the Company as its Vice President of Commercial Development. Mr. Berry’s responsibilities include oversight of the Company’s sales and research and development functions. Mr. Berry has 15 years of direct CATV/wire and cable experience and over 20 years experience in manufacturing management ranging from production to sales and as chief operating officer.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated June 4, 2008 issued by Fushi Copperweld, Inc.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: June 4, 2008	By :	/s/ Chris Wang
Chris Wang,
Chief Financial Officer and President